RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2001-QS16 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2001-QS16

                 $ 1,656         0.00%     CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated November 26, 2001
                                       to
                          Prospectus dated May 24, 2001

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated November 26, 2001.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                  CREDIT SCORE DISTRIBUTION

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE             LTV RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
499 or less................           12         $   992,186             2.47%         $     82,682              86.47%
500 - 519..................            4             277,401             0.69                69,350              86.93
520 - 539..................           13           1,596,724             3.97               122,825              82.14
540 - 559..................            7             794,369             1.98               113,481              82.15
560 - 579..................            6             700,431             1.74               116,739              80.26
580 - 599..................           11           1,066,547             2.65                96,959              82.39
600 - 619..................           15           1,848,780             4.60               123,252              75.75
620 - 639..................           20           2,049,964             5.10               102,498              84.02
640 - 659..................           20           2,345,959             5.84               117,298              78.63
660 - 679..................           27           3,807,752             9.47               141,028              80.25
680 - 699..................           25           3,885,354             9.67               155,414              76.19
700 - 719..................           30           3,913,499             9.74               130,450              79.42
720 - 739..................           22           3,069,001             7.63               139,500              78.86
740 - 759..................           21           3,132,710             7.79               149,177              73.62
760 - 779..................           26           4,090,778            10.18               157,338              78.21
780 - 799..................           24           3,714,730             9.24               154,780              76.30
800 or greater.............           19           2,864,337             7.13               150,755              69.98
Subtotal with Credit
Score......................          302         $40,150,523            99.88%         $    132,949              78.11%
                                  ---------      ------------       -------------      ------------        ----------------
Not Available..............            1              48,022             0.12                48,022              83.00
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........          303         $40,198,545           100.00%         $    132,668              78.11%
                                  =========      ============       =============      ============        ================

         The minimum and maximum credit scores of the mortgage loans were 408 and 820, respectively, and the weighted average credit score of the mortgage loans was 693.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.



                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
         OCCUPANCY              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      184         $ 29,403,884         73.15%        $    159,804        692           77.72%
Second/Vacation............        4              394,028          0.98               98,507        722           84.54
Non Owner-occupied.........      115           10,400,633         25.87               90,440        695           78.99
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      303         $ 40,198,545        100.00%        $    132,668        693           78.11%
                             ==========      ============     ============      ============   =============  =============


                                                    PURPOSE OF THE MORTGAGE LOANS


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      112         $ 13,515,948         33.62%        $    120,678        700           80.50%
Rate/Term Refinance........       69           10,033,542         24.96              145,414        700           76.41
Equity Refinance...........      122           16,649,055         41.42              136,468        683           77.20
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      303         $ 40,198,545        100.00%        $    132,668        693           78.11%
                             ==========      ============     ============      ============   =============  =============



                                                      MORTGAGED PROPERTY TYPES


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED       WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE        AVERAGE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE    LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      186         $ 25,654,958        63.82%         $   137,930         690           76.94%
Planned Unit Developments
(detached).................       32            6,486,504        16.14              202,703         706           78.81
Two-to-four family units...       53            4,730,887        11.77               89,262         671           83.22
Condo Low-Rise (less than
5 stories).................       17            1,351,702         3.36               79,512         740           80.97
Planned Unit Developments
(attached).................        8            1,344,212         3.34              168,026         748           77.09
Manufactured Home..........        4              313,057         0.78               78,264         657           74.93
Townhouse..................        2              232,294         0.58              116,147         620           81.97
Condo Mid-Rise (5 to
8 stories).................        1               84,932         0.21               84,932         664           65.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      303         $ 40,198,545       100.00%         $   132,668         693           78.11%
                             ==========      ============     ============      ============   =============  =============


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................        8         $    929,918         2.31%         $   116,240         613           82.90%
Arkansas...................        2               83,436         0.21               41,718         687           85.73
Arizona....................        7            1,429,343         3.56              204,192         688           75.44
California.................       38            9,840,778        24.48              258,968         727           74.38
Colorado...................        9            1,601,328         3.98              177,925         656           75.39
Connecticut................        3              255,732         0.64               85,244         746           78.18
Delaware...................        1               99,323         0.25               99,323         758           90.00
Florida....................       23            2,158,459         5.37               93,846         704           77.94
Georgia....................       14            1,430,582         3.56              102,184         682           78.06
Iowa.......................        1              117,600         0.29              117,600         629           80.00
Idaho......................        1              100,342         0.25              100,342         800           80.00
Illinois...................        8              665,050         1.65               83,131         631           80.78
Indiana....................       12              714,387         1.78               59,532         599           83.29
Kansas.....................        2              100,195         0.25               50,098         687           80.00
Kentucky...................        3              231,753         0.58               77,251         645           83.24
Louisiana..................       14            1,017,212         2.53               72,658         590           83.75
Maryland...................        4              300,347         0.75               75,087         651           91.02
Maine......................        1               96,542         0.24               96,542         779           90.00
Michigan...................        9              597,216         1.49               66,357         659           83.60
Minnesota..................        4              401,414         1.00              100,354         683           84.71
Missouri...................        2              139,682         0.35               69,841         745           80.00
Mississippi................        3              300,429         0.75              100,143         614           80.04
North Carolina.............        6              672,286         1.67              112,048         587           78.21
Nebraska...................        2              175,764         0.44               87,882         661           86.61
New Jersey.................        4              520,574         1.30              130,143         732           76.70
New Mexico.................        3              460,917         1.15              153,639         747           77.95
Nevada.....................        1              164,562         0.41              164,562         651           79.00
New York...................       14            2,769,028         6.89              197,788         727           72.04
Ohio.......................        9              928,115         2.31              103,124         617           84.24
Oklahoma...................        1               65,821         0.16               65,821         607           90.00
Oregon.....................        6              896,122         2.23              149,354         750           81.23
Pennsylvania...............       10            1,462,777         3.64              146,278         713           81.12
Rhode Island...............        1               64,530         0.16               64,530         664           80.00
South Carolina.............        4              444,724         1.11              111,181         698           78.89
Tennessee..................        7              545,950         1.36               77,993         708           80.10
Texas......................       48            5,838,214        14.52              121,629         689           80.58
Utah.......................        5              728,664         1.81              145,733         688           84.47
Virginia...................        2              396,552         0.99              198,276         662           82.42
Washington.................       10            1,366,044         3.40              136,604         708           73.81
Wisconsin..................        1               86,834         0.22               86,834         791           79.00
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      303         $ 40,198,545       100.00%         $   132,668         693           78.11%
                             ==========      ============     ============      ============   =============  =============

    No more than 3.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.


                                              DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      175         $ 19,819,386         49.30%        $    113,254        671           80.73%
Reduced Documentation......      128           20,379,159         50.70              159,212        715           75.57
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      303         $ 40,198,545        100.00%        $    132,668        693           78.11%
                             ==========      ============     ============      ============   =============  =============

      No more than 33.4% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

      Approximately 1.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                           MORTGAGE RATES

                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
6.500 - 6.624..............        3         $    409,488          1.02%        $    136,496        746           81.85%
6.625 - 6.749..............        6            1,284,353          3.20              214,059        777           72.41
6.750 - 6.874..............        3              427,386          1.06              142,462        732           80.00
6.875 - 6.999..............        8            1,679,161          4.18              209,895        694           77.01
7.000 - 7.124..............       15            3,190,743          7.94              212,716        723           72.11
7.125 - 7.249..............       12            2,734,473          6.80              227,873        735           72.17
7.250 - 7.374..............       28            6,400,963         15.92              228,606        726           76.81
7.375 - 7.499..............       20            3,148,464          7.83              157,423        688           76.57
7.500 - 7.624..............       34            4,143,447         10.31              121,866        678           77.69
7.625 - 7.749..............       28            3,225,974          8.03              115,213        682           80.18
7.750 - 7.874..............       33            3,702,723          9.21              112,204        674           80.74
7.875 - 7.999..............       31            3,606,079          8.97              116,325        667           80.88
8.000 - 8.124..............       22            1,524,430          3.79               69,292        633           82.66
8.125 - 8.249..............       12              948,966          2.36               79,081        675           80.50
8.250 - 8.374..............       14              971,367          2.42               69,383        603           88.22
8.375 - 8.499..............       14            1,089,871          2.71               77,848        673           78.96
8.500 - 8.624..............       15            1,306,063          3.25               87,071        663           84.69
8.625 - 8.749..............        1              186,465          0.46              186,465        617           80.00
8.750 - 8.874..............        4              218,128          0.54               54,532        673           87.04
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      303         $ 40,198,545        100.00%        $    132,668        693           78.11%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.4997% per annum.


                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
6.220......................       3          $    409,488         1.02%         $    136,496        746           81.85%
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........       3          $    409,488         1.02%         $    136,496        746           81.85%
                             ==========      ============     ============      ============   =============  =============

      As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 0.4800000000%.



                                          ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        WEIGHTED
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE         AVERAGE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE     LTV RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
100,000 or less............      145         $  9,155,168         22.77%        $    63,139         667           81.32%
100,001 to 200,000.........      114           15,536,229         38.65             136,283         692           80.15
200,001 to 300,000.........       12            2,741,987          6.82             228,499         679           76.15
300,001 to 400,000.........       17            5,651,751         14.06             332,456         708           75.12
400,001 to 500,000.........       10            4,298,520         10.69             429,852         701           71.87
500,001 to 600,000.........        3            1,580,740          3.93             526,913         752           74.63
600,001 to 700,000.........        2            1,234,148          3.07             617,074         760           72.97
                             ----------      ------------     ------------      ------------   -------------  -------------
Total, Average or
Weighted Average...........      303         $ 40,198,545        100.00%        $   132,668         693           78.11%
                             ==========      ============     ============      ============   =============  =============



                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL        WEIGHTED AVERAGE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE              LTV RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01-50.00................            3         $    500,224            1.24%         $    166,741               776
50.01-55.00................            4              482,569            1.20               120,642               733
55.01-60.00................            9            1,927,987            4.80               214,221               722
60.01-65.00................            7              809,543            2.01               115,649               743
65.01-70.00................           11            1,653,346            4.11               150,304               757
70.01-75.00................           29            6,937,443           17.26               239,222               709
75.01-80.00................          147           19,911,516           49.53               135,452               695
80.01-85.00................           14            1,430,928            3.56               102,209               620
85.01-90.00................           66            5,265,694           13.10                79,783               653
90.01-95.00................           11            1,199,018            2.98               109,002               633
95.01-100.00...............            2               80,277            0.20                40,139               648
                                  ---------      ------------       -------------      ------------        ----------------
Total, Average or
Weighted Average...........          303         $ 40,198,545          100.00%         $    132,668               693
                                  =========      ============       =============      ============        ================

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 78.11%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:




                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%        6%        18%        24%         30%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      98         92        81         75          69
April 2007.............................................      96         85        65         56          47
April 2008.............................................      94         78        52         41          32
April 2009.............................................      92         72        42         31          22
April 2010.............................................      90         66        33         23          15
April 2011.............................................      87         60        26         17          10
April 2012.............................................      84         55        21         12           7
April 2013.............................................      82         50        17          9           5
April 2014.............................................      79         45        13          7           3
April 2015.............................................      75         41        10          5           2
April 2016.............................................      72         36         8          4           1
April 2017.............................................      68         32         6          3           1
April 2018.............................................      64         29         5          2           1
April 2019.............................................      60         25         4          1           *
April 2020.............................................      55         22         3          1           *
April 2021.............................................      51         19         2          1           *
April 2022.............................................      45         16         2          *           *
April 2023.............................................      40         13         1          *           *
April 2024.............................................      34         11         1          *           *
April 2025.............................................      28          8         1          *           *
April 2026.............................................      21          6         *          *           *
April 2027.............................................      14          4         *          *           *
April 2028.............................................       7          2         *          *           *
April 2029.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........     14.9       9.2        4.4        3.4         2.7

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............     $409,487.80        $41,125,913.53
Weighted average mortgage rate.........    6.5000000000%               7.5027%
Weighted average servicing fee rate....    0.2800000000%               0.3466%
Weighted average original term to
maturity (months)......................             360                   359
Weighted average remaining term
to maturity (months)...................             286                   314

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%      6%      18%     24%      30%
------------------------------ ------  ------  ------  ------   ------
$1,361........................  2.6%    4.5%    10.0%   13.4%    17.1%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    92,149        $ 10,513,716        104,820        $12,512,690         101,210   $12,635,058
Period of Delinquency
30 to 59 days..............     1,602             192,517          2,082            244,557           2,324       289,263
60 to 89 days..............       236              28,610            372             44,459             477        64,448
90 days or more(2).........       307              35,045            409             44,171             516        62,039
Foreclosures Pending.......       273              32,685            446             55,203             602        81,640
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     2,418        $    288,858          3,309        $   388,390           3,919   $   497,389
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     2.624%              2.747%         3.157%             3.104%          3.872%        3.937%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    99,386        $ 12,962,473       101,112         $14,114,861         106,211   $15,669,395
Period of Delinquency
30 to 59 days..............     2,147             280,302         2,182             284,482           2,032       282,672
60 to 89 days..............       488              63,986           526              70,816             409        51,071
90 days or more(2).........       644              84,033           696              94,223             555        70,963
Foreclosures Pending.......       769             102,671           787             103,707             747        88,396
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....     4,048        $    530,992         4,191             553,228           3,743   $    493,102
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     4.073%              4.096%        4.145%              3.919%          3.524%         3.147%

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    37,066        $  5,021,100        44,520         $ 6,234,461        45,103     $ 6,477,882
Period of Delinquency
30 to 59 days..............       573              83,679           742             104,823           901         131,032
60 to 89 days..............        65              11,033           118              17,904           185          29,788
90 days or more(2).........        77              13,377           123              17,598           165          27,231
Foreclosures Pending.......        80              12,263           113              19,378           198          34,074
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans.....       795        $    120,353         1,096         $   159,703         1,449     $   222,125
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     2.145%              2.397%        2.462%              2.562%        3.213%          3.429%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                  (Dollar Amounts                     (Dollar Amounts                 (Dollar Amounts
                                    in Thousands)                       in Thousands)                   in Thousands)
Total Loan Portfolio.......    45,867        $  6,776,784        51,824         $ 8,071,748        56,271     $ 9,191,522
Period of Delinquency
30 to 59 days..............       893             131,270           934             142,682           946         161,218
60 to 89 days..............       216              33,636           216              35,031           186          26,348
90 days or more(2).........       206              37,139           258              43,618           225          34,430
Foreclosures Pending.......       251              41,335           279              44,333           268          42,461
                             ----------      ------------     ------------      ------------   -------------  -------------
Total Delinquent Loans          1,566        $    243,380         1,687         $   265,664         1,625     $   264,457
                             ==========      ============     ============      ============   =============  =============
Percent of Loan
Portfolio..................     3.414%              3.591%        3.255%              3.291%        2.888%          2.877%

(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERSS

Run:        04/25/05     17:42:53                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16(POOL # 4553) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4553
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GRY9   113,748,000.00           0.00     5.500000  %          0.00
A-2     76110GRZ6    31,308,300.00  31,010,608.01     6.250000  %  1,407,145.31
A-3     76110GSA0    59,113,542.00           0.00     6.250000  %          0.00
A-4     76110GSB8     5,000,000.00           0.00     6.250000  %          0.00
A-5     76110GSC6    19,220,158.00           0.00     6.250000  %          0.00
A-6     76110GSD4     9,700,000.00           0.00     6.250000  %          0.00
A-7     76110GSE2    37,916,000.00           0.00     0.000000  %          0.00
A-7A    76110GSF9             0.00           0.00     0.000000  %          0.00
A-P     76110GSG7        14,438.11       1,977.90     0.000000  %          4.18
A-V     76110GSH5             0.00           0.00     0.888051  %          0.00
R-I     76110GSJ1           100.00           0.00     6.250000  %          0.00
R-II    76110GSK8           100.00           0.00     6.250000  %          0.00
M-1     76110GSL6     8,908,700.00   8,374,478.31     6.250000  %      8,318.44
M-2     76110GSM4     2,628,800.00   2,471,160.62     6.250000  %      2,454.63
M-3     76110GSN2     1,168,300.00   1,098,241.38     6.250000  %      1,090.89
B-1     76110GSP7     1,460,500.00   1,372,919.25     6.250000  %      1,363.73
B-2     76110GSQ5       876,300.00     823,751.54     6.250000  %        818.24
B-3     76110GSR3     1,022,354.05     731,095.05     6.250000  %        726.21

-------------------------------------------------------------------------------
                  292,085,592.16    45,884,232.06                  1,421,921.63
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2       161,513.58  1,568,658.89            0.00       0.00     29,603,462.70
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-7A            0.00          0.00            0.00       0.00              0.00
A-P             0.00          4.18            0.00       0.00          1,973.72
A-V        33,956.27     33,956.27            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        43,617.07     51,935.51            0.00       0.00      8,366,159.87
M-2        12,870.63     15,325.26            0.00       0.00      2,468,705.99
M-3         5,720.01      6,810.90            0.00       0.00      1,097,150.49
B-1         7,150.62      8,514.35            0.00       0.00      1,371,555.52
B-2         4,290.37      5,108.61            0.00       0.00        822,933.30
B-3         3,807.79      4,534.00            0.00       0.00        730,368.84

-------------------------------------------------------------------------------
          272,926.34  1,694,847.97            0.00       0.00     44,462,310.43
===============================================================================













































Run:        04/25/05     17:42:53
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16(POOL # 4553) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4553
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     990.491595   44.944801     5.158810    50.103611   0.000000  945.546794
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     136.991559    0.289512     0.000000     0.289512   0.000000  136.702048
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     940.033710    0.933743     4.896008     5.829751   0.000000  939.099966
M-2     940.033708    0.933742     4.896010     5.829752   0.000000  939.099966
M-3     940.033705    0.933741     4.896011     5.829752   0.000000  939.099964
B-1     940.033720    0.933742     4.896008     5.829750   0.000000  939.099978
B-2     940.033711    0.933744     4.896006     5.829750   0.000000  939.099966
B-3     715.109451    0.710321     3.724532     4.434853   0.000000  714.399129

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:42:53                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16 (POOL #  4553)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4553
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,143.32
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,297.37

SUBSERVICER ADVANCES THIS MONTH                                       18,380.55
MASTER SERVICER ADVANCES THIS MONTH                                    1,047.37


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,266,799.67

 (B)  TWO MONTHLY PAYMENTS:                                    1     106,767.06

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     475,738.17


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        674,739.89

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      44,462,310.43

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          324

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 216,429.72

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,376,342.46

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         67.58736800 %    32.41263100 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            66.58398200 %    33.41453439 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         106,863.00
      FRAUD AMOUNT AVAILABLE                              482,282.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,257,484.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.49958266
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              316.10

POOL TRADING FACTOR:                                                15.22235660

Run:        04/26/05     11:29:05                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16(POOL # 4553) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4553
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GRY9   113,748,000.00           0.00     5.500000  %          0.00
A-2     76110GRZ6    31,308,300.00  29,603,462.70     6.250000  %  2,100,637.65
A-3     76110GSA0    59,113,542.00           0.00     6.250000  %          0.00
A-4     76110GSB8     5,000,000.00           0.00     6.250000  %          0.00
A-5     76110GSC6    19,220,158.00           0.00     6.250000  %          0.00
A-6     76110GSD4     9,700,000.00           0.00     6.250000  %          0.00
A-7     76110GSE2    37,916,000.00           0.00     0.000000  %          0.00
A-7A    76110GSF9             0.00           0.00     0.000000  %          0.00
A-P     76110GSG7        14,438.11       1,973.72     0.000000  %          3.97
A-V     76110GSH5             0.00           0.00     0.892763  %          0.00
R-I     76110GSJ1           100.00           0.00     6.250000  %          0.00
R-II    76110GSK8           100.00           0.00     6.250000  %          0.00
M-1     76110GSL6     8,908,700.00   8,366,159.87     6.250000  %      8,242.50
M-2     76110GSM4     2,628,800.00   2,468,705.99     6.250000  %      2,432.22
M-3     76110GSN2     1,168,300.00   1,097,150.49     6.250000  %      1,080.94
B-1     76110GSP7     1,460,500.00   1,371,555.52     6.250000  %      1,351.29
B-2     76110GSQ5       876,300.00     822,933.30     6.250000  %        810.77
B-3     76110GSR3     1,022,354.05     730,368.84     6.250000  %        469.57

-------------------------------------------------------------------------------
                  292,085,592.16    44,462,310.43                  2,115,028.91
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2       154,184.70  2,254,822.35            0.00       0.00     27,502,825.05
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-7A            0.00          0.00            0.00       0.00              0.00
A-P             0.00          3.97            0.00       0.00          1,969.75
A-V        33,078.57     33,078.57            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        43,573.75     51,816.25            0.00       0.00      8,357,917.37
M-2        12,857.84     15,290.06            0.00       0.00      2,466,273.77
M-3         5,714.33      6,795.27            0.00       0.00      1,096,069.55
B-1         7,143.52      8,494.81            0.00       0.00      1,370,204.23
B-2         4,286.11      5,096.88            0.00       0.00        822,122.53
B-3         3,804.00      4,273.57            0.00       0.00        729,649.27

-------------------------------------------------------------------------------
          264,642.82  2,379,671.73            0.00       0.00     42,347,031.52
===============================================================================













































Run:        04/26/05     11:29:05
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16(POOL # 4553) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4553
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     945.546794   67.095232     4.924723    72.019955   0.000000  878.451562
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     136.701863    0.274967     0.000000     0.274967   0.000000  136.426896
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     939.099966    0.925219     4.891146     5.816365   0.000000  938.174747
M-2     939.099968    0.925221     4.891144     5.816365   0.000000  938.174747
M-3     939.099961    0.925216     4.891150     5.816366   0.000000  938.174745
B-1     939.099976    0.925217     4.891147     5.816364   0.000000  938.174759
B-2     939.099967    0.925220     4.891145     5.816365   0.000000  938.174747
B-3     714.399126    0.459303     3.720825     4.180128   0.000000  713.695289

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:29:05                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16 (POOL #  4553)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4553
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,764.26
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,402.18

SUBSERVICER ADVANCES THIS MONTH                                       21,291.52
MASTER SERVICER ADVANCES THIS MONTH                                    1,547.81


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   1,699,763.22

 (B)  TWO MONTHLY PAYMENTS:                                    2     283,375.89

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     383,541.77


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        625,176.47

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      42,347,031.53

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          313

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 216,228.89

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,071,471.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         66.58398200 %    33.41601700 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            64.94930900 %    35.04906057 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         106,863.00
      FRAUD AMOUNT AVAILABLE                              482,282.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,257,484.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.49225318
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              314.80

POOL TRADING FACTOR:                                                14.49815830

Run:        04/07/05     11:07:54                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16(POOL # 4553) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4553
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GRY9   113,748,000.00           0.00     5.500000  %          0.00
A-2     76110GRZ6    31,308,300.00  27,502,825.05     6.250000  %    772,117.14
A-3     76110GSA0    59,113,542.00           0.00     6.250000  %          0.00
A-4     76110GSB8     5,000,000.00           0.00     6.250000  %          0.00
A-5     76110GSC6    19,220,158.00           0.00     6.250000  %          0.00
A-6     76110GSD4     9,700,000.00           0.00     6.250000  %          0.00
A-7     76110GSE2    37,916,000.00           0.00     0.000000  %          0.00
A-7A    76110GSF9             0.00           0.00     0.000000  %          0.00
A-P     76110GSG7        14,438.11       1,969.75     0.000000  %          4.22
A-V     76110GSH5             0.00           0.00     0.896870  %          0.00
R-I     76110GSJ1           100.00           0.00     6.250000  %          0.00
R-II    76110GSK8           100.00           0.00     6.250000  %          0.00
M-1     76110GSL6     8,908,700.00   8,357,917.37     6.250000  %      8,574.45
M-2     76110GSM4     2,628,800.00   2,466,273.77     6.250000  %      2,530.16
M-3     76110GSN2     1,168,300.00   1,096,069.55     6.250000  %      1,124.46
B-1     76110GSP7     1,460,500.00   1,370,204.23     6.250000  %      1,405.70
B-2     76110GSQ5       876,300.00     822,122.53     6.250000  %        843.42
B-3     76110GSR3     1,022,354.05     729,649.27     6.250000  %        748.55

-------------------------------------------------------------------------------
                  292,085,592.16    42,347,031.52                    787,348.10
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2       143,243.88    915,361.02            0.00       0.00     26,730,707.91
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-7A            0.00          0.00            0.00       0.00              0.00
A-P             0.00          4.22            0.00       0.00          1,965.53
A-V        31,649.80     31,649.80            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        43,530.82     52,105.27            0.00       0.00      8,349,342.92
M-2        12,845.18     15,375.34            0.00       0.00      2,463,743.61
M-3         5,708.70      6,833.16            0.00       0.00      1,094,945.09
B-1         7,136.48      8,542.18            0.00       0.00      1,368,798.53
B-2         4,281.89      5,125.31            0.00       0.00        821,279.11
B-3         3,800.26      4,548.81            0.00       0.00        704,618.64

-------------------------------------------------------------------------------
          252,197.01  1,039,545.11            0.00       0.00     41,535,401.34
===============================================================================













































Run:        04/07/05     11:07:54
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16(POOL # 4553) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4553
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     878.451562   24.661740     4.575269    29.237009   0.000000  853.789823
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     136.427084    0.292282     0.000000     0.292282   0.000000  136.134802
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     938.174747    0.962480     4.886327     5.848807   0.000000  937.212267
M-2     938.174748    0.962481     4.886328     5.848809   0.000000  937.212267
M-3     938.174748    0.962484     4.886331     5.848815   0.000000  937.212264
B-1     938.174757    0.962479     4.886327     5.848806   0.000000  937.212278
B-2     938.174745    0.962479     4.886329     5.848808   0.000000  937.212267
B-3     713.695287    0.732183     3.717166     4.449349   0.000000  689.211958

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:07:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16 (POOL #  4553)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4553
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,325.44
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,206.89

SUBSERVICER ADVANCES THIS MONTH                                       16,051.63
MASTER SERVICER ADVANCES THIS MONTH                                    1,572.40


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,001,764.82

 (B)  TWO MONTHLY PAYMENTS:                                    4     310,662.57

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     383,261.38


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        561,884.64

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      41,535,401.33

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          308

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 217,961.08

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      707,351.91

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         64.94930900 %    35.05069000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            64.35949100 %    35.63882234 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         106,863.00
      FRAUD AMOUNT AVAILABLE                              482,282.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,257,484.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.49284428
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              313.70

POOL TRADING FACTOR:                                                14.22028421

Run:        04/25/05     11:35:35                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16(POOL # 4553) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4553
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GRY9   113,748,000.00           0.00     5.500000  %          0.00
A-2     76110GRZ6    31,308,300.00  26,730,707.91     6.250000  %  2,124,137.98
A-3     76110GSA0    59,113,542.00           0.00     6.250000  %          0.00
A-4     76110GSB8     5,000,000.00           0.00     6.250000  %          0.00
A-5     76110GSC6    19,220,158.00           0.00     6.250000  %          0.00
A-6     76110GSD4     9,700,000.00           0.00     6.250000  %          0.00
A-7     76110GSE2    37,916,000.00           0.00     0.000000  %          0.00
A-7A    76110GSF9             0.00           0.00     0.000000  %          0.00
A-P     76110GSG7        14,438.11       1,965.53     0.000000  %        308.80
A-V     76110GSH5             0.00           0.00     0.897178  %          0.00
R-I     76110GSJ1           100.00           0.00     6.250000  %          0.00
R-II    76110GSK8           100.00           0.00     6.250000  %          0.00
M-1     76110GSL6     8,908,700.00   8,349,342.92     6.250000  %     15,416.62
M-2     76110GSM4     2,628,800.00   2,463,743.61     6.250000  %      4,549.18
M-3     76110GSN2     1,168,300.00   1,094,945.09     6.250000  %      2,021.76
B-1     76110GSP7     1,460,500.00   1,368,798.53     6.250000  %      2,527.41
B-2     76110GSQ5       876,300.00     821,279.11     6.250000  %      1,516.45
B-3     76110GSR3     1,022,354.05     704,618.64     6.250000  %        994.00

-------------------------------------------------------------------------------
                  292,085,592.16    41,535,401.34                  2,151,472.20
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2       139,222.44  2,263,360.42            0.00       0.00     24,606,569.93
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-7A            0.00          0.00            0.00       0.00              0.00
A-P             0.00        308.80            0.00       0.00          1,656.73
A-V        31,053.88     31,053.88            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        43,486.16     58,902.78            0.00       0.00      8,333,926.30
M-2        12,832.00     17,381.18            0.00       0.00      2,459,194.43
M-3         5,702.84      7,724.60            0.00       0.00      1,092,923.33
B-1         7,129.16      9,656.57            0.00       0.00      1,366,271.12
B-2         4,277.50      5,793.95            0.00       0.00        819,762.66
B-3         3,669.89      4,663.89            0.00       0.00        660,841.95

-------------------------------------------------------------------------------
          247,373.87  2,398,846.07            0.00       0.00     39,341,146.45
===============================================================================













































Run:        04/25/05     11:35:35
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16(POOL # 4553) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4553
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2     853.789823   67.845842     4.446822    72.292664   0.000000  785.943981
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     136.134581   21.387841     0.000000    21.387841   0.000000  114.746740
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     937.212267    1.730513     4.881314     6.611827   0.000000  935.481754
M-2     937.212266    1.730512     4.881315     6.611827   0.000000  935.481754
M-3     937.212266    1.730514     4.881315     6.611829   0.000000  935.481751
B-1     937.212276    1.730510     4.881315     6.611825   0.000000  935.481765
B-2     937.212268    1.730515     4.881319     6.611834   0.000000  935.481754
B-3     689.211957    0.972266     3.589647     4.561913   0.000000  646.392457

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:35:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2001-QS16 (POOL #  4553)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4553
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,178.04
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,805.76

SUBSERVICER ADVANCES THIS MONTH                                       17,333.57
MASTER SERVICER ADVANCES THIS MONTH                                      463.87


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    13   1,052,262.76

 (B)  TWO MONTHLY PAYMENTS:                                    2     158,555.44

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     644,094.31


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        561,587.98

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      39,341,146.45

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          295

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  62,749.47

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,998,385.63

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         64.35949100 %    35.64050800 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            62.54928600 %    37.44913689 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         106,863.00
      FRAUD AMOUNT AVAILABLE                              482,282.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,257,484.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.50160323
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              313.50

POOL TRADING FACTOR:                                                13.46904726